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                                                                   Exhibit 3.1


                           SURVIVAL TECHNOLOGY, INC.


                           CERTIFICATE OF AMENDMENT
                                      OF
                          FIRST AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

       SURVIVAL TECHNOLOGY, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Board of Directors of the Corporation, by unanimous written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending an amendment to the First Amended and Restated Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW THEREFORE
BE IT
RESOLVED:       That the Board of Directors of the Corporation hereby proposes and declares advisable that, assuming Brunswick Biomedical
                Corporation merges with and into the Corporation, then immediately after the effective time of such merger Article I of the First Amended and Restated Certificate of Incorporation of the Corporation be amended so that it shall read:

                                   ARTICLE I
                                     NAME
                                   ---------

              The name of the Corporation is Meridian Medical Technologies, Inc. (the "Corporation").


SECOND: That the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares were voted in favor of said amendment.



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THIRD:   The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This certificate of amendment is to become effective at 4:00 p.m. on November 20, 1996.


         IN WITNESS WHEREOF, the undersigned, SURVIVAL TECHNOLOGY, INC., has caused this Certificate of Amendment of First Amended and Restated Certificate of Incorporation to be executed on its behalf by its Chief Financial Officer and Senior Vice President -- Finance and attested by its Assistant Secretary as of
this     day of November, 1996.
     ---


                                  SURVIVAL TECHNOLOGY, INC.



                                  By: /s/ JEFFREY W. CHURCH
                                      ---------------------------------
                                      Jeffrey W. Church
                                      Chief Financial Officer
                                      and Senior Vice President --
                                      Finance


Attest:  /s/ J. CHONTELLE WOODWARD
        ----------------------------
         J. Chontelle Woodward
         Assistant Secretary